UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

New Generation Biofuels Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

On January 14, 2011, New Generation Biofuels Holdings, Inc. (“we,” “us” or the “Company”) filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed on January 14, 2011, to each shareholder entitled to vote at our 2011 Special Meeting, a definitive proxy statement (the “Proxy Statement”) and a proxy card.  The 2011 Special Meeting will now be held on Thursday, March 3, 2011, at 9:00 A.M. Eastern time, at our headquarters at 5850 Waterloo Road, Suite 140, Columbia, MD  21045.  At our 2011 Special Meeting, our shareholders will only be voting on whether to amend the Articles of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock from 100,000,000 to 350,000,000, which is set forth as proposal 1 in the Proxy Statement. This supplement dated February 9, 2011 (“Supplement”) to our Proxy Statement is intended to (i) change the date and time of the 2011 Special Meeting to Thursday, March 3, 2011, at 9:00 A.M. Eastern time; (ii) inform you that the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to defer consideration and decision on whether to amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 to 30,000,000,which is described under proposal 2 in the Proxy Statement; and (iii) deliver a revised proxy card deleting proposal number 2.

No Voting for Amendment to the Company’s Omnibus Incentive Plan

On page 7 of the Proxy Statement, please delete and disregard the information concerning proposal 2 “AMENDMENT TO THE OMNIBUS INCENTIVE PLAN.”  The Board has determined that it is in the best interests of the Company and its shareholders to defer the consideration of this proposal 2 until the 2011 Annual Meeting of the Shareholders or other meeting of the shareholders as determined by the Board.

Revised Proxy Card

The Company has changed the proxy solicitation card used for voting your shares at the 2011 Special Meeting that was previously filed with the Proxy Statement.  The changes remove the option to vote on proposal 2 “AMENDMENT TO THE OMNIBUS INCENTIVE PLAN.”  The proxy card concurrently sent to you with this Supplement to Proxy Statement is correct and we encourage you to send in your vote early via the mail, or if more convenient, via the toll free telephone number or the Internet.  Specific instructions are included on your card.

By Order of the Board of Directors,

/s/ Miles F. Mahoney
Miles F. Mahoney
President and Chief Executive Officer

Dated: February 9, 2011

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THIS NOTICE AS PROMPTLY AS POSSIBLE.  YOU ALSO MAY SUBMIT YOUR VOTE BY MAIL IF YOU PREFER, ALTHOUGH WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR OVER THE INTERNET TO HELP SAVE THE COMPANY ON PRINTING COSTS AND POSTAGE FEES.